Exhibit 99.1

Intersil Completes $338 Million Discrete Power Sale

 -- Sale completes Intersil's transition to a leading communications semiconductor company

 -- Transaction leaves Intersil with $600 million in cash and zero debt

IRVINE, Calif., March 19, 2001--Intersil Corporation (NASDAQ: ISIL) announced today that it has completed the sale of its discrete power business to Fairchild Semiconductor International (NYSE: FCS) for $338 million in cash, completing its transition to a company focused on wireless access and communications analog markets. Intersil plans to use cash proceeds from the sale for general corporate purposes and complementary alliances and acquisitions.
"The sale of the discrete power business completes our transition to a communications company and allows us to focus our resources and energy on wireless access and communications analog markets," said Greg Williams, Intersil's President and CEO. "We've made tremendous progress since becoming a public company a little more than a year ago. On a pro-forma basis without discrete power, our calendar 2000 revenues were $587 million with growth of 50% over 1999, and we exited 2000 with gross margins greater than 50%. Today's Intersil has no debt, a high-value portfolio of products for high-growth communications markets and approximately $600 million in cash, a portion of which may be used for complementary acquisitions and strategic alliances."

With the sale of the discrete power business complete, Intersil will begin reporting revenue under the new wireless access and communications analog business groups in the quarter ending March 30, 2001. A pro-forma calendar year 2000 income statement excluding discrete power products has been included for comparison purposes. "Intersil has a unique, profitable business model and enjoys a leadership position in the wireless access market and a cash-generating communications analog portfolio focused on wired communications and networking," added Williams.

Intersil's wireless access business is comprised of its PRISM(R) portfolio of industry-leading wireless LAN solutions; Broadband Wireless Access (BWA) chip sets and reference designs for point-to-point wireless communications up to 155 megabits per second (Mbps); and CommLinka family of products used in software-defined radios for next generation cellular basestations. Intersil's communications analog business includes its Enduraa family of power management solutions for servers, high-end PCs and home gateways; subscriber line interface circuits (SLICs) for telecommunications, residential gateways and Voice over Internet Protocol (VoIP) applications; and standard analog products for interface and multiplexing applications.

"While short term industry conditions are difficult, Intersil is a company with sizeable revenues and a strong market position for future growth in wireless access, communications and power management for many years to come," said Williams. "Since Intersil was created in August of 1999, our leadership team has demonstrated a consistent ability to grow revenues while continuously improving margins. While we're enthusiastic about the progress we've made, we are even more excited about positioning Intersil to take advantage of the next wave of growth."

ABOUT INTERSIL

Irvine, California-based Intersil is a leading supplier of semiconductors, reference designs and software for wireless access and communications analog markets. Intersil applies analog, mixed-signal and radio frequency (RF) expertise to the development of products tailored for high-growth communications markets. For more information about Intersil, visit the company's Internet homepage at www.intersil.com.


                          INTERSIL HOLDING CORPORATION
                          FINANCIAL SUMMARY (ADJUSTED)
                   PRO-FORMA EXCLUDING DISCRETE POWER PRODUCTS
                        FOR TWELVE MONTHS ENDED 12/29/00
                                  (IN MILLIONS)

                                        Q1            Q2            Q3             Q4            Ttl Year
                                       ------        ------        ------         ------        ------


   Product sales                           $ 117.7        $ 138.2       $ 166.2       $ 164.8        $ 586.9

COSTS AND EXPENSES
   Cost of product sales                      67.3           75.8          82.1          79.3          304.5
   Research and development                   18.1           19.8          23.0          24.0           84.9
   Selling, general & administrative          25.6           28.8          32.7          32.6          119.7

ADJUSTED OPERATING INCOME                      6.7           13.8          28.4          28.9           77.8

   Interest, net                              11.7            2.2           0.5          (3.1)          11.3

INCOME BEFORE TAX                             (5.0)          11.6          27.9          32.0           66.5

   Income taxes (benefit)                     (2.0)           4.1          10.7          12.3           25.2

ADJUSTED NET INCOME                           (3.0)           7.5          17.2          19.7           41.3

WAS                                           81.9           99.7         102.3         108.0

ADJUSTED EPS                               $ (0.04)       $  0.07       $  0.17       $  0.18        $  0.39

This press release contains statements relating to certain projections and business trends concerning the wireless access and communications markets, as well as statements concerning the impact on Intersil Holding Corporation ("Intersil") of the sale of the discrete products business, that are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current expectations, estimates, beliefs, assumptions, and projections about our business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "guidance," and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Important risk factors that may cause such material differences for Intersil in connection with the wireless access and communications markets, as well as in connection with the business forecasts of Intersil without the discrete power business, include, but are not limited to, the rate at which our present and future customers and end-users adopt Intersil's wireless access and communications technologies and products; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the timely development, production, qualification, acceptance, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the inability to retain and motivate key employees; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes; the inability to obtain and realize the benefits expected as the result of the divestiture of our discrete products business, such as greater strategic focus on growth in the wireless access and communications markets; the inability to match or exceed the revenues and cash flows from the discrete power business from our other businesses; as well as other risk factors detailed from time to time in Intersil's filings with the U.S. Securities & Exchange Commission ("SEC") which you may obtain for free at the SEC's website www.sec.gov . These forward-looking statements are made only as of the date of this press release and Intersil undertakes no obligation to update or revise these forward-looking statements.

PRISM is a registered trademark and Endura and CommLink are trademarks of Intersil Corporation.

####